EXHIBIT 99.1


                             [PRIVATEBANCORP LOGO]


                                                        FOR FURTHER INFORMATION:
                                                             Dennis Klaeser, CFO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7100

For Immediate Release

                 PRIVATEBANCORP REPORTS FOURTH QUARTER EARNINGS

          Earnings per share up 37 percent over fourth quarter of 2002

         Chicago, IL, January 20, 2004 - PrivateBancorp, Inc. (NASDAQ: PVTB) today reported earnings per share of $0.56 per diluted share for the fourth quarter of 2003 compared to fourth quarter of 2002 earnings per diluted share of $0.41, an increase of 37 percent. Net income for the fourth quarter ended December 31, 2003 was $5.7 million, an increase of 78 percent over fourth quarter of 2002 net income of $3.2 million. Net income for the twelve months ended December 31, 2003 was $19.1 million, or $2.12 per diluted share, compared to net income of $11.0 million, or $1.42 per diluted share, for the twelve months ended December 31, 2002, an increase of 49 percent on a per diluted share basis. All per share amounts have been adjusted to reflect the three-for-two stock split effected in the form of a 50 percent stock dividend paid to shareholders on January 17, 2003.

         "Loan growth, an improved net interest margin and increased fee income continued to drive quarterly earnings improvements," said Ralph B. Mandell, Chairman, President and CEO. "Our strong growth to a $2.0 billion asset institution at year-end 2003 is attributable primarily to our stated strategy of investing in people and infrastructure. We continue to attract new clients by delivering a unique banking experience for our clients. With the addition of enhanced service offerings in 2003, we have succeeded in executing our approach to private banking on a larger scale."

         "Credit quality remains strong. Nonperforming loans represent less than one-tenth of one percent of total loans outstanding. Nonaccrual loans represent less than one hundredth of one percent of total loans," said Mandell.

         Net interest income totaled $16.8 million in the fourth quarter of 2003, an increase of 42 percent over fourth quarter of 2002 net interest income of $11.8 million, and an increase of 13 percent as compared to third quarter of 2003 net interest income of $14.8 million. Average earning assets during the period were $1.8 billion, compared to $1.4 billion in the prior year quarter, an increase of 29 percent. Average earning assets increased by $137 million, or 8 percent during the fourth quarter of 2003 from $1.7 billion in the third quarter of 2003.

         Net interest margin (on a tax equivalent basis) was 3.82 percent in the fourth quarter of 2003, up from 3.56 percent in the prior year fourth quarter and up from 3.64 percent in the third quarter of 2003. The margin growth during the quarter reflects an eleven basis point increase in the yields on average earning assets and a six basis point decrease in the costs of average interest-bearing liabilities as compared to the yields and costs incurred in the third quarter of 2003. The primary factor resulting in the increase in our yields on average earning assets from the third quarter was an increase in the dividend rate paid on the Federal Home Loan Bank of Chicago stock from 6.5% during the third quarter of 2003 to 7.0% during the fourth quarter of 2003. During the fourth quarter we received a dividend of $3.7 million related to our investment in The Federal Home Loan Bank of Chicago stock, which totaled $208.5 million at year-end. The decrease in our costs on average interest-bearing liabilities was primarily due to pay-offs of higher-cost borrowings during the third quarter of 2003, which had a greater positive impact on net interest margin during the fourth quarter due to a full quarter of reduced cost of funds relative to the third quarter of 2003.

         The provision for loan losses was $1.6 million for the fourth quarter of 2003, compared to $914,000 in the prior year fourth quarter and $1.1 million in the third quarter of 2003. Net charge-offs totaled $360,000 in the quarter ended December 31, 2003 versus net recoveries of $29,000 in the prior year quarter and net charge-offs of $246,000 in the third quarter of 2003. The increase in charge-offs was attributable primarily to a single commercial credit. The allowance for loan losses as a percentage of total loans was 1.23 percent as of December 31, 2003 compared to 1.20 percent at December 31, 2002 and is unchanged from 1.23 percent at September 30, 2003.

         Noninterest income was $3.0 million in the fourth quarter of 2003, reflecting an increase of approximately $1.6 million, or 118 percent, from the fourth quarter of 2002 and down 26 percent, or $1.1 million, from the third quarter of 2003. The increase in noninterest income as compared to the prior year quarter is attributable primarily to increases in wealth management income. Wealth management income totaled $1.9 million for the fourth quarter of 2003, an increase of $1.2 million from the fourth quarter of 2002 and an increase of $146,000 from the third quarter of 2003. The year-over-year increase in wealth management income was primarily due to the inclusion of $826,000 of asset management revenue from Lodestar Investment Counsel, LLC, which was acquired by the Company during the fourth quarter of 2002. Wealth management assets under management were $1.5 billion at December 31, 2003 compared to $1.2 billion at December 31, 2002, and up $174.0 million from $1.3 billion at September 30, 2003. Growth in assets under management during the quarter reflects the impact of net new business generated and the continued rebound in the equity markets.

         Sales of residential real estate loans generated $451,000 of income during the fourth quarter of 2003, a decrease of $370,000 from the fourth quarter of 2002 and a decrease of $753,000 from the third quarter of 2003. Demand for residential real estate loans subsided in the fourth quarter of 2003 as mortgage refinancings have slowed as a result of increases in mortgage rates.

         The increase in noninterest income was aided by a gain in the fourth quarter of 2003 of approximately $280,000 recorded to reflect the fair market value adjustment on an interest rate swap. This interest rate swap was entered into during the third quarter of 2002 in order to hedge a portion of the Company's investment in long-term municipal bonds. The change in the fair market value of the swap is recognized in earnings and resulted in a gain because of the increase in market rates of interest during the fourth quarter of 2003. The interest rate swap resulted in a loss of $282,000 during the fourth quarter of 2002 and a gain of $765,000 during the third quarter of 2003.

         During the fourth quarter of 2003, we recognized investment securities losses of $163,000 versus losses of $313,000 during the fourth quarter of 2002 and losses of $333,000 during the third quarter of 2003.

         Noninterest expense increased to $10.4 million in the fourth quarter of 2003 from $7.9 million in the fourth quarter of 2002 and down 2 percent as compared to $10.6 million in the third quarter of 2003. The 32 percent increase year-over-year in noninterest expense is attributable to increased costs associated with the greater scope of operations, including the full year's financial results in Lodestar.

         Our full-time equivalent employees increased to 219 at December 31, 2003 from 184 a year ago and 201 at the end of third quarter of 2003. Our efficiency ratio of 50.1 percent in the fourth quarter of 2003 improved from
57.3 percent in the prior year quarter and 53.9 percent in the third quarter of 2003. The improvement in our efficiency ratio during the quarter, as compared to the third quarter of 2003, was the result of continued growth in net interest income primarily resulting from both the higher FHLB dividend and strong loan portfolio growth.

         Deposits increased by 5 percent or $71.3 million during the fourth quarter to $1.55 billion, compared to total deposits of $1.48 billion as of September 30, 2003. For the full year 2003 deposits increased by 28 percent or $342.1 million from $1.21 billion at December 31, 2002. Brokered deposits were $447.9 million at December 31, 2003, a decrease of 1 percent or $6.3 million since September 30, 2003 and an increase of 60 percent or $167.6 million since December 31, 2002.

         Loan growth for the fourth quarter of 2003 was strong. Total loans as of December 31, 2003 increased by 8 percent, or $93.0 million, to $1.22 billion as compared to loans of $1.13 billion at September 30, 2003. Loans increased 27 percent at December 31, 2003 from the $965.6 million posted at December 31, 2002.

         At December 31, 2003, nonperforming loans as a percentage of total loans were 0.09 percent, versus 0.17 percent at September 30, 2003 and 0.14 percent at December 31, 2002. At December 31, 2003, nonaccrual loans as a percentage of total loans were 0.003 percent, versus 0.05 percent at September 30, 2003 and 0.08 percent at December 31, 2002.

         PrivateBancorp, Inc. was organized in 1989 to provide highly personalized financial services primarily to affluent individuals, professionals, owners of closely-held businesses and commercial real estate investors. The Company operates two banking subsidiaries, The PrivateBank and Trust Company and The PrivateBank (St. Louis). The PrivateBank and Trust Company subsidiary has a controlling interest in a Chicago-based investment advisor, Lodestar Investment Counsel LLC. The Company, which had assets of $2.0 billion at December 31, 2003, currently has banking offices in Chicago, Wilmette, Oak Brook, St. Charles, Lake Forest, Winnetka, and Geneva, Illinois, and in St. Louis, Missouri.

         Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.'s website at www.privatebancorp.com.

         Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations, future prospects and earnings per share of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing, greater than anticipated deterioration in asset quality in the event of a prolonged economic downturn in the greater Chicago and St. Louis metropolitan areas, legislative or regulatory changes, adverse developments in or changes in the composition of the Company's loan or investment portfolios, competition and the potential dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events.

         Editor's Note:  Financial highlights attached.

                                       ###

                              PRIVATEBANCORP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                  THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                                                     DECEMBER 31,               DECEMBER 31,
                                                               -------------------------- --------------------------
                                                                   2003         2002          2003         2002
                                                               ------------ ------------- ------------ -------------
                                                                UNAUDITED     UNAUDITED    UNAUDITED     UNAUDITED
INTEREST INCOME
Interest and fees on loans.................................    $    16,588  $     14,043  $    62,793  $     52,560
Interest on investment securities..........................          7,773         5,507       24,633        19,156
Interest on short-term investments.........................              6            63           68           126
                                                               -----------  ------------  -----------  ------------
   Total interest income...................................         24,367        19,613       87,494        71,842
                                                               -----------  ------------  -----------  ------------

INTEREST EXPENSE
Interest on deposits.......................................          6,140         5,957       23,912        23,978
Interest on borrowings.....................................            970         1,358        4,502         5,325
Interest on long-term debt - Trust Preferred Securities....            485           485        1,940         1,939
                                                               -----------  ------------  -----------  ------------
   Total interest expense..................................          7,595         7,800       30,354        31,242
                                                               -----------  ------------  -----------  ------------

NET INTEREST INCOME                                                 16,772        11,813       57,140        40,600
Provision for loan losses..................................          1,595           914        4,373         3,862
                                                               -----------  ------------  -----------  ------------
Net interest income after provision........................         15,177        10,899       52,767        36,738
                                                               -----------  ------------  -----------  ------------

NON-INTEREST INCOME
Banking, wealth management services and other income.......          2,889         1,975       12,428         7,081
Net securities (losses) gains..............................           (163)         (313)       1,759            11
Gains (losses) on interest rate swap.......................            280          (282)        (239)         (943)
                                                               -----------  ------------  -----------  ------------
Total non-interest income..................................          3,006         1,380       13,948         6,149
                                                               -----------  ------------  -----------  ------------

NON-INTEREST EXPENSE
Salaries and benefits......................................          5,670         3,903       20,856        13,979
Other operating expenses...................................          4,654         4,031       19,120        14,628
Amortization of intangibles................................             42            --          168            --
                                                               -----------  ------------  -----------  ------------
Total non-interest expense.................................         10,366         7,934       40,144        28,607
                                                               -----------  ------------  -----------  ------------

Minority interest expense..................................             52            --          193            --
                                                               -----------  ------------  -----------  ------------
Income before income taxes.................................          7,765         4,345       26,378        14,280
                                                               -----------  ------------  -----------  ------------
Income tax expense.........................................          2,042         1,125        7,309         3,273
                                                               -----------  ------------  -----------  ------------
NET INCOME.................................................    $     5,723  $      3,220  $    19,069  $     11,007
                                                               ===========  ============  ===========  ============

WEIGHTED AVERAGE SHARES O/S................................      9,660,655     7,422,471    8,487,204     7,370,631
DILUTED AVERAGE SHARES O/S.................................     10,290,510     7,912,101    8,990,546     7,775,481

EARNINGS PER SHARE
Basic......................................................    $      0.59  $       0.43  $      2.25  $       1.49
Diluted....................................................    $      0.56  $       0.41  $      2.12  $       1.42

NOTE 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.
NOTE 2: All previously reported share and per share data has been restated to reflect the 3-for-2 stock split which occurred on January 17, 2003.

                              PRIVATEBANCORP, INC.
                           CONSOLIDATED BALANCE SHEETS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                    12/31/03         09/30/03          12/31/02
                                                                  -------------    -------------     -------------
                                                                                     UNAUDITED          AUDITED
ASSETS
Cash and due from banks.....................................      $     49,115     $     33,551      $     34,529
Short-term investments......................................               985            1,999               258
Investment securities - available for sale..................           669,262          647,433           487,020
Loans held for sale.........................................             4,420            5,554            14,321

Loans.......................................................         1,224,657        1,131,706           965,641
Allowance for loan losses...................................           (15,100)         (13,865)          (11,585)
                                                                  ------------     ------------      ------------
   Net loans................................................         1,209,557        1,117,841           954,056

Premises and equipment, net.................................             6,233            6,334             6,851
Goodwill....................................................            19,242           19,242            19,199
Other assets................................................            26,109           25,149            27,180
                                                                  ------------     ------------      ------------
   Total Assets.............................................      $  1,984,923     $  1,857,103      $  1,543,414
                                                                  ============     ============      ============

LIABILITIES
Non-interest bearing deposits...............................      $    135,110     $    125,505      $     88,986
Interest bearing deposits...................................         1,412,249        1,350,542         1,116,285
                                                                  ------------     ------------      ------------
   Total deposits...........................................         1,547,359        1,476,047         1,205,271
                                                                  ------------     ------------      ------------

Funds borrowed..............................................           219,563          164,491           209,954
Long-term debt - Trust Preferred Securities.................            20,000           20,000            20,000
Other liabilities...........................................            31,045           35,460            19,097
                                                                  ------------     ------------      ------------
   Total Liabilities........................................         1,817,967        1,695,998         1,454,322
                                                                  ------------     ------------      ------------

STOCKHOLDERS' EQUITY
Common stock and additional paid-in-capital.................           113,650          113,512            53,071
Retained earnings...........................................            46,193           40,114            27,784
Accumulated other comprehensive income......................             9,909           10,420             8,826
Deferred compensation.......................................            (2,796)          (2,941)             (589)
                                                                  ------------     ------------      ------------
Total Stockholders' Equity..................................           166,956          161,105            89,092
                                                                  ------------     ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................      $  1,984,923     $  1,857,103      $  1,543,414
                                                                  ============     ============      ============

BOOK VALUE PER SHARE........................................      $      16.94     $      16.37      $      11.56

NOTE 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.
NOTE 2: All previously reported share and per share data has been restated to reflect the 3-for-2 stock split which occurred on January 17, 2003.

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                       4Q03          3Q03          2Q03           1Q03         4Q02
                                                     --------      --------      --------       --------     --------

KEY STATISTICS
Net income...................................        $ 5,723       $ 5,130       $ 4,613        $ 3,603      $ 3,220
Basic earnings per share.....................        $  0.59       $  0.57       $  0.60        $  0.47      $  0.43
Diluted earnings per share...................        $  0.56       $  0.54       $  0.56        $  0.44      $  0.41

Return on average total assets...............           1.19%         1.15%         1.10%          0.92%        0.88%
Return on average total equity...............          14.03%        14.57%        18.81%         15.49%       15.99%
Dividend payout ratio........................           6.89%         7.67%         6.75%          8.62%        6.14%

Non-interest income to average assets........           0.63%         0.92%         1.06%          0.62%        0.38%
Non-interest expense to average assets.......           2.16%         2.38%         2.33%          2.41%        2.16%
Net overhead ratio(1)........................           1.53%         1.46%         1.27%          1.80%        1.78%
Efficiency ratio(2)..........................           50.1%         53.9%         55.0%          58.5%        57.3%

Net interest margin(3).......................           3.82%         3.64%         3.33%          3.68%        3.56%
Yield on average earning assets..............           5.48%         5.37%         5.30%          5.73%        5.79%
Cost of average interest-bearing liabilities.           1.88%         1.94%         2.14%          2.20%        2.42%
Net interest spread(4).......................           3.60%         3.43%         3.16%          3.53%        3.37%
Tax equivalent adjustment to net interest
   income(5).................................        $   925       $   772       $   742        $   695      $   661

------------------
NOTE: All previously reported share and per share data has been restated to reflect the 3-for-2 stock split which occurred on January 17, 2003.
(1) Non-interest expense less non-interest income divided by average total assets.
(2) Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(3) Net interest income, on a tax equivalent basis, divided by average interest-earning assets.
(4) Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(5) The company adjusts GAAP reported net interest income by the tax equivalent adjustment amount to account for the tax attributes on federally tax exempt municipal securities. For GAAP purposes, tax benefits associated with federally tax exempt municipal securities are recorded as a benefit in income tax expense. The following table reconciles reported net interest income to net interest income on a tax equivalent basis for the periods presented:

                                                            RECONCILIATION OF NET INTEREST INCOME TO NET INTEREST
                                                                       INCOME ON A TAX EQUIVALENT BASIS
                                                           --------------------------------------------------------
                                                            4Q03        3Q03         2Q03        1Q03        4Q02
                                                           -------     -------      -------     -------     -------
         Net interest income.......................        $16,772     $14,813      $12,558     $12,997     $11,813
         Tax equivalent adjustment to net interest
            income.................................            925         772          742         695         661
                                                           -------     -------      -------     -------     -------
         Net interest income, tax equivalent basis.        $17,697     $15,585      $13,300     $13,692     $12,474
                                                           =======     =======      =======     =======     =======


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


                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                        4Q03               3Q03            2Q03            1Q03            4Q02
                                    -----------         ----------      ----------      ----------      ----------

BALANCE SHEET RATIOS
Loans to Deposits (period end)...        79.14%             76.67%          73.83%          74.57%          80.12%

Average interest-earning assets
   to average interest-bearing
   liabilities...................        113.9              112.4           108.2           107.1           108.2

PER SHARE DATA
Dividends........................        $0.04              $0.04           $0.04           $0.04           $0.03
Book value (period end)..........       $16.94             $16.37          $12.89          $12.29          $11.56
Tangible book value (period
   end)(1).......................       $14.75             $14.17          $10.10           $9.49           $8.74

SHARE PRICE DATA
Closing price (period end).......       $45.29             $33.11          $27.27          $22.95          $25.24
Diluted earnings multiple(2).....        20.38     x        15.45     x     12.14     x     12.86     x     15.52     x
Book value multiple (period end).         2.67     x         2.02     x      2.12     x      1.87     x      2.18     x

COMMON STOCK INFORMATION
Outstanding shares at end of
   period........................    9,853,664          9,840,034       7,787,034       7,762,014       7,704,203

NUMBER OF SHARES USED TO COMPUTE:
Basic earnings per share.........    9,660,655          9,009,234       7,649,749       7,600,804       7,422,471
Diluted earnings per share.......   10,290,510          9,574,802       8,174,011       8,142,210       7,912,101

CAPITAL RATIOS (PERIOD END)(3):
Total equity to total assets.....         8.41%              8.68%           5.70%           5.85%           5.77%
Total risk-based capital ratio...        12.71%             12.40%           8.37%           8.30%           8.29%
Tier-1 risk-based capital ratio..        11.59%             11.34%           7.06%           6.99%           6.91%
Leverage ratio...................         8.25%              8.52%           5.23%           5.27%           5.47%

------------------
NOTE: All previously reported share and per share data has been restated to reflect the 3-for-2 stock split which occurred on January 17, 2003.
(1) Tangible book value is total capital less goodwill and other intangibles divided by outstanding shares at end of period.
(2) Period end closing stock price divided by annualized quarterly earnings for the quarter then ended.
(3) Capital ratios presented in the press release are based on preliminary data.

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                        4Q03         3Q03          2Q03         1Q03          4Q02
                                                       -------      -------       -------      -------       -------

SUMMARY INCOME STATEMENT

INTEREST INCOME
Interest on fees on loans.....................         $16,588      $15,830       $15,208      $15,167       $14,043
Interest on investment securities.............           7,773        6,333         5,148        5,379         5,507
Interest on short-term investments............               6            6            31           25            63
                                                       -------      -------       -------      -------       -------
   Total interest income......................          24,367       22,169        20,387       20,571        19,613

INTEREST EXPENSE..............................           7,595        7,356         7,829        7,574         7,800
                                                       -------      -------       -------      -------       -------

NET INTEREST INCOME                                     16,772       14,813        12,558       12,997        11,813
Provision for loan losses.....................           1,595        1,092           730          956           914
                                                       -------      -------       -------      -------       -------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
   LOSSES.....................................          15,177       13,721        11,828       12,041        10,899
                                                       -------      -------       -------      -------       -------

NON INTEREST INCOME
Banking, wealth management services and other
   income.....................................           2,889        3,657         3,181        2,701         1,975
Net securities (losses) gains.................            (163)        (333)        2,310          (55)         (313)
Gains (losses) on interest rate swap..........             280          765        (1,054)        (230)         (282)
                                                       -------      -------       -------      -------       -------
   Total non-interest income..................           3,006        4,089         4,437        2,416         1,380
                                                       -------      -------       -------      -------       -------

NON INTEREST EXPENSE
Salaries and benefits.........................           5,670        5,338         5,070        4,778         3,903
Amortization of intangible....................              42           42            42           42            --
Occupancy expense.............................           1,472        1,403         1,270        1,419         1,319
Other operating expenses......................           3,182        3,820         3,374        3,180         2,712
                                                       -------      -------       -------      -------       -------
   Total Non-Interest Expense.................          10,366       10,603         9,756        9,419         7,934
                                                       -------      -------       -------      -------       -------

Minority Interest Expense.....................              52           59            44           38            --
                                                       -------      -------       -------      -------       -------

INCOME BEFORE INCOME TAXES....................           7,765        7,148         6,465        5,000         4,345
Income tax expense............................           2,042        2,018         1,852        1,397         1,125
                                                       -------      -------       -------      -------       -------

NET INCOME....................................         $ 5,723      $ 5,130       $ 4,613      $ 3,603       $ 3,220
                                                       =======      =======       =======      =======       =======

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                            4Q03        3Q03         2Q03        1Q03        4Q02
                                                          ---------   ---------    ---------   ---------   ---------

CREDIT QUALITY
KEY RATIOS
Net charge-offs (recoveries) to average loans.......          0.12%       0.09%        0.07%       0.03%      -0.01%
Total non-performing loans to total loans...........          0.09%       0.17%        0.26%       0.35%       0.14%
Total non-performing assets to total assets.........          0.06%       0.10%        0.16%       0.22%       0.09%
Nonaccrual loans to:
   Total loans......................................          0.00%       0.05%        0.08%       0.15%       0.08%
   Total assets.....................................          0.00%       0.03%        0.05%       0.09%       0.05%
Allowance for loan losses to:
   Total loans......................................          1.23%       1.23%        1.22%       1.22%       1.20%
   Non-performing loans.............................          1343%        723%         476%        355%        828%
   Nonaccrual loans.................................         41369%       2681%        1465%        841%       1547%

NON-PERFORMING ASSETS:
Loans delinquent over 90 days.......................      $  1,088    $  1,401     $  1,849    $  2,032    $    650

Nonaccrual loans....................................            36         517          889       1,483         749
                                                          --------    --------     --------    --------    --------
   Total non-performing assets......................      $  1,124    $  1,918     $  2,738    $  3,515    $  1,399
                                                          ========    ========     ========    ========    ========

NET LOAN CHARGE-OFFS (RECOVERIES):
Loans charged off...................................      $    367    $    335     $    435    $     81    $      4

Recoveries..........................................             7          89          253          11          33
                                                          --------    --------     --------    --------    --------
Net charge-offs (recoveries)........................      $    360    $    246     $    182    $     70    $    (29)
                                                          ========    ========     ========    ========    ========

PROVISION FOR LOAN LOSSES...........................      $  1,595    $  1,092     $    730    $    956    $    914
                                                          ========    ========     ========    ========    ========

ALLOWANCE FOR LOAN LOSSES SUMMARY
Balance at beginning of period......................      $ 13,865    $ 13,019     $ 12,471    $ 11,585    $ 10,642
Provision...........................................         1,595       1,092          730         956         914
Net charge-offs (recoveries)........................           360         246          182          70         (29)
                                                          --------    --------     --------    --------    --------
Balance at end of period............................      $ 15,100    $ 13,865     $ 13,019    $ 12,471    $ 11,585
                                                          ========    ========     ========    ========    ========

NET LOAN CHARGE-OFFS (RECOVERIES):
Commercial real estate..............................            --          --           --          --          --
Residential real estate.............................            --          --           --          --          --
Commercial..........................................      $    312    $    327     $     92    $      1  $       (2)
Personal............................................            48         (81)          90          69         (27)
Home equity.........................................            --          --           --          --          --
Construction........................................            --          --           --          --          --
                                                          --------    --------     --------    --------    --------
Total net loan charge-offs (recoveries).............      $    360    $    246     $    182    $     70   $     (29)
                                                          ========    ========     ========    ========    ========

                              PRIVATEBANCORP, INC.
                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                            AUDITED          UNAUDITED     UNAUDITED       UNAUDITED        AUDITED
                                            12/31/03         09/30/03       6/30/03         3/31/03         12/31/02
                                           -----------      -----------   -----------     -----------      -----------

  ASSETS
  Cash and due from banks...........       $    49,115      $    33,551   $    51,771     $    46,643      $    34,529
  Short-term investments............               985            1,999         9,145           7,415              258
  Investment securities-available
     for sale.......................           669,262          647,433       581,743         505,877          487,020
  Loans held for sale...............             4,420            5,554        12,570          12,591           14,321
  Loans.............................         1,224,657        1,131,706     1,066,919       1,018,196          965,641
     Less:  Allowance for loan
        losses......................           (15,100)         (13,865)      (13,019)        (12,471)         (11,585)
                                           -----------      -----------   -----------     -----------      -----------
     Net loans......................         1,209,557        1,117,841     1,054,189       1,005,725          954,056
                                           -----------      -----------   -----------     -----------      -----------
  Premises and equipment, net.......             6,233            6,334         6,284           6,516            6,851
  Goodwill..........................            19,242           19,242        19,242          19,242           19,199
  Other assets......................            26,109           25,149        25,020          24,986           27,180
                                           -----------      -----------   -----------     -----------      -----------
     Total Assets...................       $ 1,984,923      $ 1,857,103   $ 1,759,676     $ 1,628,995      $ 1,543,414
                                           ===========      ===========   ===========     ===========      ===========

  LIABILITIES AND STOCKHOLDERS'
     EQUITY
  Non-interest bearing deposits.....       $   135,110      $   125,505   $   110,244     $    88,243      $    88,986
  Interest bearing demand deposits..            85,083           71,958        79,397          73,699           64,893
  Savings and money market deposits.           562,234          484,662       497,437         476,100          488,941
  Time deposits.....................           764,932          793,922       758,512         727,302          562,451
                                           -----------      -----------   -----------     -----------      -----------
     Total deposits.................         1,547,359        1,476,047     1,445,590       1,365,344        1,205,271
  Funds borrowed....................           219,563          164,491       170,433         124,933          209,954
  Long-term debt - Trust Preferred
     Securities.....................            20,000           20,000        20,000          20,000           20,000
  Other liabilities.................            31,045           35,460        23,313          23,345           19,097
                                           -----------      -----------   -----------     -----------      -----------
     Total liabilities..............         1,817,967        1,695,998     1,659,336       1,533,622        1,454,322
  Stockholders' equity..............           166,956          161,105       100,340          95,373           89,092
                                           -----------      -----------   -----------     -----------      -----------
     Total Liabilities and
        Stockholders' Equity........       $ 1,984,923      $ 1,857,103   $ 1,759,676     $ 1,628,995      $ 1,543,414
                                           ===========      ===========   ===========     ===========      ===========

                              PRIVATEBANCORP, INC.
                        AVERAGE QUARTERLY BALANCE SHEETS
                        (UNAUDITED, DOLLARS IN THOUSANDS)

                                         12/31/03        09/30/03        6/30/03         3/31/03          12/31/02
                                       ------------    ------------    ------------    ------------     ------------

ASSETS
Cash and due from banks...........     $    33,812     $    36,424     $    40,194     $    36,159      $    35,407
Short-term investments............           1,597           1,480           9,765          11,833            3,015
Investment securities-available
   for sale.......................         652,463         589,624         543,799         492,443          442,001
Loans held for sale...............           4,481          11,228          10,401          11,178           11,966
Loans.............................       1,175,718       1,091,982       1,037,902         993,797          936,016
   Less:  Allowance for loan
      losses......................         (14,332)        (13,358)        (12,628)        (12,091)         (11,116)
                                       -----------     -----------     -----------     -----------      -----------
   Net loans......................       1,161,386       1,078,624       1,025,274         981,706          924,900
                                       -----------     -----------     -----------     -----------      -----------
Premises and equipment, net.......           6,332           6,376           6,452           6,757            6,438
Goodwill..........................          19,233          19,275          19,249          19,756           11,077
Other assets......................          25,079          27,774          25,758          22,322           23,301
                                       -----------     -----------     -----------     -----------      -----------
   Total Assets...................     $ 1,904,383     $ 1,770,805     $ 1,680,892     $ 1,582,154      $ 1,458,105
                                       ===========     ===========     ===========     ===========      ===========

LIABILITIES AND STOCKHOLDERS'
   EQUITY
Non-interest bearing deposits.....     $   122,372     $   111,010     $    96,582     $    81,926      $    84,649
Interest bearing demand deposits..          82,293          76,223          75,019          65,977           60,177
Savings and money market deposits.         541,432         478,659         487,814         477,748          480,110
Time deposits.....................         772,564         755,081         724,497         637,990          572,308
                                       -----------     -----------     -----------     -----------      -----------
   Total deposits.................       1,518,661       1,420,973       1,383,912       1,263,641        1,197,244
Funds borrowed....................         183,290         169,088         157,485         191,898          144,982
Long-term debt - Trust Preferred
   Securities.....................          20,000          20,000          20,000          20,000           20,000
Other liabilities.................          20,619          21,093          21,130          12,241           15,959
                                       -----------     -----------     -----------     -----------      -----------
   Total liabilities..............       1,742,570       1,631,154       1,582,527       1,487,780        1,378,185
Stockholders' equity..............         161,813         139,651          98,365          94,374           79,920
                                       -----------     -----------     -----------     -----------      -----------
   Total Liabilities and
      Stockholders' Equity........     $ 1,904,383     $ 1,770,805     $ 1,680,892     $ 1,582,154      $ 1,458,105
                                       ===========     ===========     ===========     ===========      ===========

                              PRIVATEBANCORP, INC.
                       AVERAGE YEAR-TO-DATE BALANCE SHEETS
                        (UNAUDITED, DOLLARS IN THOUSANDS)

                                         12/31/03        09/30/03        6/30/03          3/31/03         12/31/02
                                       ------------    ------------    ------------    ------------     ------------
ASSETS
Cash and due from banks...........     $    36,548     $    37,598     $    38,197     $    36,159      $    30,828
Short-term investments............           6,348           7,696          10,794          11,833            2,822
Investment securities-available
   for sale.......................         569,718         541,833         518,263         492,443          397,205
Loans held for sale...............           9,359          11,003          10,370          11,178            6,531
Loans.............................       1,075,344       1,041,520       1,016,390         993,797          853,243
   Less:  Allowance for loan
      losses......................         (13,109)        (12,697)        (12,361)        (12,091)          (9,740)
                                       -----------     -----------     -----------     -----------      -----------
   Net loans......................       1,062,235       1,028,823       1,004,029         981,706          843,503
                                       -----------     -----------     -----------     -----------      -----------
Premises and equipment, net.......           6,478           6,527           6,604           6,757            5,515
Goodwill..........................          19,353          19,416          19,501          19,756           10,874
Other assets......................          24,531          26,482          26,018          22,321           23,071
                                       -----------     -----------     -----------     -----------      -----------
   Total Assets...................     $ 1,734,570     $ 1,679,378     $ 1,633,776     $ 1,582,153      $ 1,320,349
                                       ===========     ===========     ===========     ===========      ===========

LIABILITIES AND STOCKHOLDERS'
   EQUITY
Non-interest bearing deposits.....     $   103,073     $    96,246     $    89,431     $    81,926      $    74,743
Interest bearing demand deposits..          74,926          72,444          70,523          65,977           57,242
Savings and money market deposits.         496,607         480,717         482,809         477,748          410,522
Time deposits.....................         722,990         706,285         681,483         637,990          537,297
                                       -----------     -----------     -----------     -----------      -----------
   Total deposits.................       1,397,596       1,355,692       1,324,246       1,263,641        1,079,804
Funds borrowed....................         175,451         172,862         174,781         191,898          136,292
Long-term debt - Trust Preferred
   Securities.....................          20,000          20,000          20,000          20,000           20,000
Other liabilities.................          17,924          19,016          18,731          12,318           11,682
                                       -----------     -----------     -----------     -----------      -----------
   Total liabilities..............       1,610,971       1,567,570       1,537,758       1,487,857        1,247,778
Stockholders' equity..............         123,599         111,808          96,018          94,296           72,571
                                       -----------     -----------     -----------     -----------      -----------
   Total Liabilities and
      Stockholders' Equity........     $ 1,734,570     $ 1,679,378     $ 1,633,776     $ 1,582,153      $ 1,320,349
                                       ===========     ===========     ===========     ===========      ===========